EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-204449) on Form S-8 of our report dated June 25, 2021, which appears in this annual report on Form 11-K of the Kearny Bank Employees’ Savings Plan for the year ended December 31, 2020.

/s/ Baker Tilly US, LLP

Pittsburgh, Pennsylvania

June 25, 2021